NEWS RELEASE

Cliffs Natural Resources Inc. Reports Third-Quarter 2015 Results

•	Earnings of $0.19 per diluted share from continuing operations driven by significant year-over-year cost savings

◦	U.S. Iron Ore cash production costs[3] decrease 16 percent to $49 per ton

◦	Asia Pacific Iron Ore cash production costs[3] decrease 49 percent to $27 per ton

◦	Capital expenditures decrease 66 percent to $24 million

◦	SG&A expense decreases 55 percent to $22 million

CLEVELAND—October 29, 2015—Cliffs Natural Resources Inc. (NYSE: CLF) today reported third-quarter results for the period ended September 30, 2015. Third-quarter 2015 consolidated revenues of $593 million decreased 39 percent from the prior year's third-quarter revenues of $980 million. Cost of goods sold decreased by 26 percent to $538 million compared to $724 million reported in the third quarter of 2014.

For the third quarter of 2015, the Company recorded net income of $6 million compared to a net loss of $6.9 billion recorded in the prior-year quarter. The Company recorded a net loss attributable to Cliffs' common shareholders of $15 million, or $0.10 per diluted share, compared to a net loss attributable to Cliffs' common shareholders of $5.9 billion, or $38.49 per diluted share recorded in the third quarter of 2014.

Lourenco Goncalves, Cliffs' Chairman, President and Chief Executive Officer, said, "Our performance this past quarter illustrates how far we have come in our turnaround story. We have been able to deliver significant cost reductions in all areas of the business through disciplined execution of the strategy instituted last year." Mr. Goncalves added, "We expect the domestic steel market to improve in 2016 as trade actions reduce the pressure of imports and firm up steel pricing. Our solid cost position coupled with stronger demand from the mills should drive better profitability for Cliffs."

For the third quarter of 2015, adjusted EBITDA1 was $60 million. Cliffs noted that this figure includes idle expenses of $33 million related to previously announced production curtailments. Excluding these idle expenses primarily associated with the Empire and United Taconite mines, Cliffs' adjusted EBITDA1 would have been $93 million.

	Adjusted EBITDA[1] by Segment (in millions)
	U.S. Iron Ore	Asia Pacific Iron Ore	Corporate/ Other	Total
Q3 2015 Adjusted EBITDA[1] (in millions)	$72.3	$9.7	$(21.9)	$60.1
YTD 2015 Adjusted EBITDA[1] (in millions)	$254.6	$32.8	$(70.4)	$217.0

Cliffs' third-quarter 2015 SG&A expenses were $22 million, a 55 percent decrease when compared to the third-quarter 2014 expense of $50 million. Although the decrease is primarily attributable to the previous year's proxy contest as well as change in control and severance-related expenses that were not repeated this year, overall SG&A expenses were further decreased by lower staff costs and reduced external services spending.

Cliffs' third-quarter 2015 interest expense was $62 million, a 35 percent increase when compared to a third-quarter 2014 expense of $46 million. The increase was primarily driven by the issuance of secured notes during the first quarter of 2015. The Company noted that of the $62 million recorded, $53 million is a cash expense and the remaining $9 million is a non-cash expense.

U.S. Iron Ore

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Volumes - In Thousands of Long Tons
Total sales volume	5,600	6,848	12,791	14,022
Total production volume	4,099	5,814	14,978	16,256
Sales Margin - In Millions
Revenues from product sales and services	$471.0	$767.4	$1,152.5	$1,643.3
Cost of goods sold and operating expenses	422.3	547.9	974.8	1,181.6
Sales margin	$48.7	$219.5	$177.7	$461.7
Sales Margin - Per Long Ton
Revenues from product sales and services*	$76.52	$100.70	$80.85	$104.27
Cash production cost[3]	48.99	58.38	57.25	65.63
Non-production cash cost[3]	13.85	6.49	4.11	(0.08)
Cash cost[3]	62.84	64.87	61.36	65.55
Depreciation, depletion and amortization	4.98	3.78	5.60	5.79
Cost of goods sold and operating expenses*	67.82	68.65	66.96	71.34
Sales margin	$8.70	$32.05	$13.89	$32.93

* Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin. Revenues per ton also exclude venture partner cost reimbursements.

U.S. Iron Ore pellet sales volume in the third quarter of 2015 was 5.6 million tons, an 18 percent decrease when compared to the third quarter of 2014. The decrease was driven by lower U.S. steel mill demand.

Cash production cost per ton3 in U.S. Iron Ore was $48.99, down 16 percent from $58.38 in the prior year's third quarter. The decrease was driven by salaried workforce reductions and overall lower employment costs; reduced maintenance and repair costs based on cost reduction and predictive maintenance initiatives; and year-over-year lower energy rates.

Non-production cash cost per ton3 of $13.85 included $33 million of idle costs.

Asia Pacific Iron Ore

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Volumes - In Thousands of Metric Tons
Total sales volume	2,926	3,075	8,710	8,616
Total production volume	2,928	2,789	8,655	8,310
Sales Margin - In Millions
Revenues from product sales and services	$122.2	$212.3	$384.8	$699.6
Cost of goods sold and operating expenses	115.8	203.2	369.3	588.2
Sales margin	$6.4	$9.1	$15.5	$111.4
Sales Margin - Per Metric Ton
Revenues from product sales and services*	$39.00	$69.04	$42.01	$81.20
Cash production cost[3]	26.87	52.58	32.62	51.59
Non-production cash cost[3]	7.85	(0.22)	5.42	2.33
Cash cost[3]	34.72	52.36	38.04	53.92
Depreciation, depletion and amortization	2.08	13.72	2.19	14.35
Cost of goods sold and operating expenses*	36.80	66.08	40.23	68.27
Sales margin	$2.20	$2.96	$1.78	$12.93

*Excludes revenues and expenses related to freight, which are offsetting and have no impact on sales margin.

Third-quarter 2015 Asia Pacific Iron Ore sales volume decreased 5 percent to 2.9 million tons, from 3.1 million tons in 2014’s third quarter. The volume decrease was driven by the timing of shipments related to port maintenance activities.

Cash production cost per ton3 in Asia Pacific Iron Ore was $26.87, down 49 percent from $52.58 in the prior year's third quarter. The decrease was driven by reduced mining and administrative costs, as well as favorable exchange rate variances, the latter of which was approximately $12 per ton.

Debt and Cash Flow
Total debt at the end of the third quarter of 2015 was $2.7 billion, versus a comparable $3.1 billion at the end of the prior-year quarter. Cash and cash equivalents were $270 million, compared to $244 million at the end of the prior-year quarter.

At the end of the third quarter of 2015, Cliffs had net debt4 of $2.5 billion, compared to $2.9 billion of net debt4 at the end of the third quarter of 2014. There were no borrowings on the Company's asset-based lending facility at the end of the third quarter of 2015. The reduction in net debt4 was a consequence of several actions including asset sales, exchange offers and open-market bond repurchases during the prior twelve months, including $48 million in open market purchases made in July and a $125 million tender offer completed in August 2015, which captured combined discounts totaling $79 million.

Capital expenditures during the quarter, including the discontinued coal operations, were $24 million, which is a 66 percent decrease compared to $69 million in the third quarter of 2014. Cliffs also reported depreciation, depletion and amortization of $36 million in the third quarter of 2015.

Outlook
Cliffs provides full-year expected revenues-per-ton ranges based on different assumptions of seaborne iron ore prices. Cliffs indicated that each different pricing assumption holds all other assumptions constant, including customer mix, as well as industrial commodity prices, freight rates, energy prices, production input costs and/or hot-band steel prices (all factors contained in certain of Cliffs' supply agreements).

The table below provides certain Platts IODEX averages for the remaining three months of 2015 and the corresponding full-year realization for the U.S. Iron Ore and Asia Pacific Iron Ore segments. The estimates consider actual Platts IODEX rates and Cliffs' revenue realizations for the first nine months of 2015. Cliffs previously furnished 2015 pricing expectations on July 29, 2015. Due primarily to improved customer mix partially offset by decreased hot-band steel price assumptions, Cliffs has increased its revenues-per-ton expectations for U.S. Iron Ore. At a fourth-quarter Platts IODEX assumption of $55 - $60 per ton, the full-year expected range of realizations has increased to $80 - $85 per ton from the previous expectation of $75 - $80 per ton.

Expectations of revenue realizations for Asia Pacific Iron Ore have not changed significantly since the end of the second quarter. Cliffs noted that over the past year, Asia Pacific Iron Ore price realizations have ranged between a $15 and $20 per ton discount to the average Platts IODEX price on a quarterly basis.

2015 Full-Year Realized Revenues-Per-Ton Range Summary
Oct. - Dec. Platts IODEX (1)	U.S. Iron Ore (2)	Asia Pacific Iron Ore (3)
$30	$75 - $80	$35 - $40
$35	$75 - $80	$35 - $40
$40	$75 - $80	$35 - $40
$45	$75 - $80	$35 - $40
$50	$75 - $80	$40 - $45
$55	$80 - $85	$40 - $45
$60	$80 - $85	$40 - $45
$65	$80 - $85	$40 - $45
$70	$80 - $85	$40 - $45
$75	$80 - $85	$45 - $50
$80	$80 - $85	$45 - $50
(1)	The Platts IODEX is the benchmark assessment based on a standard specification of iron ore fines with 62% iron content (C.F.R. China).
(2)	U.S. Iron Ore tons are reported in long tons of pellets.
(3)	Asia Pacific Iron Ore tons are reported in metric tons of lump and fines, F.O.B. the port.

U.S. Iron Ore Outlook (Long Tons)
For 2015, the Company is lowering its full-year sales volume expectation by 1.5 million tons to 17.5 million tons of iron ore pellets, primarily reflecting the termination of the Essar Algoma Pellet Sale and Purchase Agreement in October. The Company bases this outlook on current nominations and, due to this contract termination, has excluded all previously nominated sales to this customer from its forecast.

Cliffs is maintaining its previous cash production cost per ton3 expectation of $55 - $60 and the previous cash cost of goods sold per ton3 expectation of $60 - $65. The cash cost of goods sold per ton3 expectation includes expected idle costs.

The Company remains in active negotiations with the United Steelworkers and is committed to reaching a fair and equitable agreement. The current contract has been extended by mutual agreement of both parties. The contract extension covers approximately 2,200 USW-represented workers at Cliffs' Empire and Tilden mines in Michigan, and its United Taconite and Hibbing Taconite mines in Minnesota.

Cliffs anticipates depreciation, depletion and amortization to be approximately $6 per ton for full-year 2015.

Asia Pacific Iron Ore Outlook (Metric Tons, F.O.B. the port)
Cliffs is increasing its full-year 2015 Asia Pacific Iron Ore expected sales and production volumes to approximately 11.5 million tons from its previous expectation of 11 million tons. The product mix is expected to contain 50 percent lump and 50 percent fines.

Based on a fourth-quarter average exchange rate of $0.70 U.S. Dollar to Australian Dollar, the Company is maintaining its full-year 2015 Asia Pacific Iron Ore cash production cost per ton3 expectation of $30 - $35. Cliffs' cash cost of goods sold per ton3 expectation of $35 - $40 is also maintained.

Cliffs anticipates depreciation, depletion and amortization to be approximately $2 per ton for full-year 2015.

The following table provides a summary of Cliffs’ 2015 guidance for its two continuing business segments:

	2015 Outlook Summary
	U.S. Iron Ore (A)	Asia Pacific Iron Ore (B)
Sales volume (million tons)	17.5	11.5
Production volume (million tons)	*	11.5
Cash production cost per ton[3]	$55 - $60	$30 - $35
Cash cost of goods sold per ton[3]	$60 - $65	$35 - $40
DD&A per ton	$6	$2

(A)	U.S. Iron Ore tons are reported in long tons of pellets.
(B)	Asia Pacific Iron Ore tons are reported in metric tons of lumps and fines.
*	Subject to fourth-quarter and 2016 pellet demand and customer nominations.

SG&A Expenses and Other Expectations
Cliffs is lowering its full-year 2015 SG&A expenses expectation to $110 million, from its previous expectation of $120 million. The reduction is primarily driven by reduced headcount and external services spend.

The Company expects full-year 2015 interest expense to be approximately $235 million, of which approximately $205 million is cash interest. Consolidated full-year 2015 depreciation, depletion and amortization is expected to be approximately $135 million.

Capital Budget Update
Cliffs is lowering its full-year 2015 capital expenditures budget to the range of $85 - $95 million, from its previous expectation of $100 - $125 million. The spending range includes outflows related to North American Coal and assumes no additional asset divestitures. The reduction is driven by spending discipline exhibited across the business.

Conference Call Information
Cliffs Natural Resources Inc. will host a conference call this morning, October 29, 2015, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.cliffsnaturalresources.com.
About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company in the United States. The Company is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. Cliffs also operates an iron ore mining complex in Western Australia. Additionally, Cliffs produces low-volatile metallurgical coal in the U.S. from its mines located in Alabama and West Virginia. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs’ employees endeavor to provide all stakeholders operating and financial transparency. News releases and other information on the Company are available at: http://www.cliffsnaturalresources.com.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this release, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; availability of capital and our ability to maintain adequate liquidity; uncertainty or weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, reduced market demand and any change to the economic growth rate in China; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions, renewals or new arrangements; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; the impact of our customers reducing their steel production or using other methods to produce steel; our ability to successfully execute an exit option for our Canadian Entities that minimizes the cash outflows and associated liabilities of such entities, including the CCAA process; our ability to successfully identify and consummate any strategic investments and complete planned divestitures, including with respect to our North American Coal operating segment; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual levels of capital spending; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and the risk factors identified in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

SOURCE: Cliffs Natural Resources Inc.
MEDIA CONTACT:

Patricia Persico Director, Global Communications (216) 694-5316
FINANCIAL TABLES FOLLOW
###

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES FROM PRODUCT SALES AND SERVICES
Product	$542.5	$901.9	$1,399.9	$2,161.7
Freight and venture partners' cost reimbursements	50.7	77.8	137.4	181.2
	593.2	979.7	1,537.3	2,342.9
COST OF GOODS SOLD AND OPERATING EXPENSES	(538.1)	(723.5)	(1,344.1)	(1,713.2)
SALES MARGIN	55.1	256.2	193.2	629.7
OTHER OPERATING INCOME (EXPENSE)
Selling, general and administrative expenses	(22.4)	(49.7)	(82.2)	(131.1)
Impairment of goodwill and other long-lived assets	—	(377.0)	(3.3)	(378.6)
Miscellaneous - net	(3.5)	27.7	19.1	15.7
	(25.9)	(399.0)	(66.4)	(494.0)
OPERATING INCOME (EXPENSE)	29.2	(142.8)	126.8	135.7
OTHER INCOME (EXPENSE)
Interest expense, net	(61.7)	(45.8)	(168.2)	(128.3)
Gain on extinguishment of debt	79.2	—	392.9	—
Other non-operating income (expense)	(0.1)	7.7	(3.0)	10.1
	17.4	(38.1)	221.7	(118.2)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY LOSS FROM VENTURES	46.6	(180.9)	348.5	17.5
INCOME TAX BENEFIT (EXPENSE)	3.4	(84.1)	(169.9)	(121.3)
EQUITY LOSS FROM VENTURES, NET OF TAX	(0.1)	(9.2)	(0.1)	(9.8)
INCOME (LOSS) FROM CONTINUING OPERATIONS	49.9	(274.2)	178.5	(113.6)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(43.9)	(6,613.0)	(869.0)	(6,829.8)
NET INCOME (LOSS)	6.0	(6,887.2)	(690.5)	(6,943.4)
LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	4.6	1,007.6	1.5	1,004.4
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$10.6	$(5,879.6)	$(689.0)	$(5,939.0)
PREFERRED STOCK DIVIDENDS	(25.6)	(12.8)	(38.4)	(38.4)
NET LOSS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$(15.0)	$(5,892.4)	$(727.4)	$(5,977.4)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC
Continuing operations	$0.19	$(1.89)	$0.87	$(1.14)
Discontinued operations	(0.29)	(36.60)	(5.62)	(37.91)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC	$(0.10)	$(38.49)	$(4.75)	$(39.05)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED
Continuing operations	$0.19	$(1.89)	$0.87	$(1.14)
Discontinued operations	(0.29)	(36.60)	(5.62)	(37.91)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED	$(0.10)	$(38.49)	$(4.75)	$(39.05)
AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	153,237	153,108	153,213	153,085
Diluted	153,237	153,108	153,213	153,085
CASH DIVIDENDS DECLARED PER DEPOSITARY SHARE	$0.88	$0.44	$1.32	$1.32
CASH DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.15	$—	$0.45

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$270.2	$271.3
Accounts receivable, net	53.4	122.7
Inventories	351.7	260.1
Supplies and other inventories	118.0	118.6
Income tax receivable	3.1	217.6
Short-term assets of discontinued operations	141.4	330.6
Other current assets	138.1	128.0
TOTAL CURRENT ASSETS	1,075.9	1,448.9
PROPERTY, PLANT AND EQUIPMENT, NET	1,052.6	1,070.5
OTHER ASSETS
Long-term assets of discontinued operations	—	400.1
Other non-current assets	143.0	244.5
TOTAL OTHER ASSETS	143.0	644.6
TOTAL ASSETS	$2,271.5	$3,164.0
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$102.3	$166.1
Accrued expenses	149.8	201.7
Short-term liabilities of discontinued operations	182.2	400.6
Other current liabilities	235.6	190.2
TOTAL CURRENT LIABILITIES	669.9	958.6
PENSION AND POSTEMPLOYMENT BENEFIT LIABILITIES	209.1	259.7
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	211.9	165.6
LONG-TERM DEBT	2,721.6	2,843.3
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	436.1
OTHER LIABILITIES	218.5	235.0
TOTAL LIABILITIES	4,031.0	4,898.3
EQUITY
CLIFFS SHAREHOLDERS' DEFICIT	(1,932.0)	(1,431.3)
NONCONTROLLING INTEREST (DEFICIT)	172.5	(303.0)
TOTAL DEFICIT	(1,759.5)	(1,734.3)
TOTAL LIABILITIES AND DEFICIT	$2,271.5	$3,164.0

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(690.5)	$(6,943.4)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	99.1	430.4
Impairment of goodwill and other long-lived assets	76.6	7,773.1
Deferred income taxes	160.0	(1,080.7)
Gain on extinguishment of debt	(392.9)	—
Loss on deconsolidation, net of cash deconsolidated	654.8	—
Other	52.7	(22.6)
Changes in operating assets and liabilities:
Receivables and other assets	293.1	98.9
Product inventories	(76.2)	(129.2)
Payables, accrued expenses and other current liabilities	(236.2)	(22.5)
Net cash provided (used) by operating activities	(59.5)	104.0
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(57.9)	(233.2)
Other investing activities	0.7	25.3
Net cash used by investing activities	(57.2)	(207.9)
FINANCING ACTIVITIES
Proceeds from first lien notes offering	503.5	—
Debt issuance costs	(33.6)	(2.1)
Repurchase of debt	(225.9)	—
Borrowings under credit facilities	309.8	918.5
Repayment under credit facilities	(309.8)	(705.1)
Repayment of equipment loans	(36.9)	(15.7)
Distributions of partnership equity	(31.7)	—
Common stock dividends	—	(69.5)
Preferred stock dividends	(38.4)	(38.4)
Other financing activities	(38.8)	(70.3)
Net cash provided by financing activities	98.2	17.4
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2.2)	(5.0)
DECREASE IN CASH AND CASH EQUIVALENTS	(20.7)	(91.5)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	290.9	335.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$270.2	$244.0

1 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on both a consolidated basis and on a segment basis, which are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these measures on a segment basis is provided on page 2 of the news release. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)		(In Millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income (Loss)	$6.0	$(6,887.2)	$(690.5)	$(6,943.4)
Less:
Interest expense, net	(62.3)	(47.4)	(170.7)	(134.9)
Income tax benefit (expense)	4.8	921.4	(167.3)	1,012.3
Depreciation, depletion and amortization	(35.6)	(144.0)	(99.1)	(430.4)
EBITDA	$99.1	$(7,617.2)	$(253.4)	$(7,390.4)

Less:
Impairment of goodwill and other long-lived assets	$—	$(377.0)	$(3.3)	$(378.6)
Impact of discontinued operations	(44.8)	(7,543.0)	(865.9)	(7,737.1)
Gain on extinguishment of debt	79.2	—	392.9	—
Foreign exchange remeasurement	2.4	25.8	15.2	8.4
Severance and contractor termination costs	2.2	(2.6)	(9.3)	(19.3)
Adjusted EBITDA*	$60.1	$279.6	$217.0	$736.2

*Excluding idle expenses primarily associated with the Empire and United Taconite mines, Cliffs' adjusted EBITDA would have been $93 million.

2 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented Adjusted Net Income attributable to Cliffs' shareholders, which is a non-GAAP financial measure that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. A reconciliation of this measure to its most directly comparable GAAP measure is provided in the table below.

	(In Millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income (Loss) from Continuing Operations	$49.9	$(274.2)	$178.5	$(113.6)
Loss (Income) from Continuing Operations Attributable to Noncontrolling Interest	4.6	(2.5)	(6.2)	(22.4)
Net Income (Loss) from Continuing Operations Attributable to Cliffs Shareholders	$54.5	$(276.7)	$172.3	$(136.0)
Loss from Discontinued Operations, net of tax	(43.9)	(5,602.9)	(861.3)	(5,803.0)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$10.6	$(5,879.6)	$(689.0)	$(5,939.0)
PREFERRED STOCK DIVIDENDS	(25.6)	(12.8)	(38.4)	(38.4)
NET LOSS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$(15.0)	$(5,892.4)	$(727.4)	$(5,977.4)
Less:
Impairment of goodwill and other long-lived assets	$—	$(377.0)	$(3.3)	$(378.6)
Gain on extinguishment of debt	79.2	—	392.9	—
Foreign exchange remeasurement	2.4	25.8	15.2	8.4
Severance and contractor termination costs	2.2	(2.6)	(9.3)	(19.3)
Tax effect of adjustments	(1.6)	(14.3)	(7.7)	(8.4)
Income tax valuation allowances	—	—	(165.8)	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS - ADJUSTED	$(53.3)	$78.6	$(88.1)	$223.5
Weighted Average Number of Shares:
Basic	153.2	153.1	153.2	153.1
Depositary Shares	—	25.2	—	—
Employee Stock Plans	—	0.5	—	0.9
Diluted	153.2	178.8	153.2	154.0
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Basic:
Continuing operations	$(0.35)	$0.51	$(0.58)	$1.46
Discontinued operations	(0.29)	(36.60)	(5.62)	(37.91)
	$(0.64)	$(36.09)	$(6.20)	$(36.45)
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Diluted:
Continuing operations	$(0.35)	$0.51	$(0.58)	$1.45
Discontinued operations	(0.29)	(31.34)	(5.62)	(37.68)
	$(0.64)	$(30.83)	$(6.20)	$(36.23)

3 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
Cash production cost, non-production cash cost, and cash cost per ton are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.

- Cash production cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization; as well as period costs, costs of services and inventory effects per ton.

- Non-production cash cost per ton is defined as the sum of idle costs, period costs (including royalties), costs of services, and inventory effects per ton.

- Cash cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization per ton.

4 NET DEBT RECONCILIATION

Net debt is a non-GAAP financial measure that management uses in evaluating financial position. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Net debt is defined as long-term debt plus the current portion of short term debt, less cash and cash equivalents. A reconciliation of this consolidated measure to its most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	September 30, 2015	September 30, 2014
Long-term debt	$2,721.6	$2,887.9
Short-term debt and current portion of long-term debt	—	213.2
Total Debt	$2,721.6	$3,101.1
Less:
Cash and cash equivalents	$270.2	$244.0
Net Debt	$2,451.4	$2,857.1